UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2025

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

Registrant’s telephone number, including area code: (832) 260-0222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Maters to a Vote of Security Holders.

The annual meeting (the “Annual Meeting”) of the stockholders of Nexalin Technology, Inc. (the “Company”) was convened at 10:00 a.m. Eastern time on July 16, 2025. Of the 17,177,929 shares of the Company’s common stock, par value $0.001 per share (the “common stock”), outstanding at the close of business on June 4, 2025, the record date for the Annual Meeting, 11,629,183 shares of common stock were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on the three proposals described below. The results of the items voted on at the Annual Meeting are as follows.

Item One: Election of five directors of the Company:

Name	For	Against	Abstained
Leslie Bernhard	6,127,377	0	1,134,481
Mark White	6,357,484	0	904,374
David Owens, M.D.	6,375,246	0	886,612
Alan Kazden	6,260,430	0	1,001,428
Ben V. Hu, M.D.	6,259,490	0	1,002,368

Item Two: Approval of an amendment to the Company’s 2023 Equity Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan:

For	Against	Abstained
6,074,244	317,475	870,139

Item Three: Ratification of the appointment of CBIZ CPAS P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstained
10,673,497	99,874	855,812

Based on the foregoing votes, the director nominees listed in Item 1 were elected, and Items 2 and 3 were approved. No other items were presented for shareholder approval at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Mark White
Chief Executive Officer

Dated: July 17, 2025

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